EXHIBIT 99.1

EON COMMUNICATIONS CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF EON COMMUNICATIONS CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of eOn Communications Corporation, a Delaware corporation (“eOn” or the “Company”), having read the Notice of Special Meeting of Stockholders and the proxy statement/prospectus dated           , 2014, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints David S. Lee and James W. Hopper, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of eOn to be held at 1703 Sawyer Road, Corinth, MS 38834at 10:00 a.m. New York City time, on , 2014, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1)       Share Issuance Proposal— to consider and vote upon the issuance of up to 3,973,120 shares of common stock (subject to adjustment), aggregating more than 20% of eOn’s common stock outstanding under applicable listing rules of The Nasdaq Stock Market LLC, upon the conversion of the Series B Convertible Preferred Stock and the exercise of warrants to purchase common stock of eOn issued by eOn in connection with a private placement;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)      Merger Proposal—to consider and adopt the Agreement of Merger and Plan of Reorganization dated December 17, 2013, and the transactions contemplated in such agreement, by and among Inventergy, Inc., a Delaware corporation, on the one hand, and eOn and Inventergy Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of eOn, on the other hand, pursuant to which Merger Sub will merge with and into Inventergy (the “Merger”), with Inventergy being the surviving corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)    Transition Proposal—to consider and approve the Transition Agreement dated December 17, 2013 entered into among eOn, Cortelco Systems Holding Corp., a Delaware corporation and wholly-owned subsidiary of eOn (“Cortelco Holding”), eOn Communications Systems, Inc., a Delaware corporation and wholly-owned subsidiary of eOn, and Cortelco, Inc., a Delaware corporation and wholly-owned subsidiary of Cortelco Holding that provides for transfers of assets to take place only upon consummation of the Merger, including the transfer of all of eOn’s ownership in Cortelco Holding, Cortelco Systems Puerto Rico, Inc., and Symbio Investment Corp.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)    The Charter Amendment Proposals—to consider and vote upon separate proposals to approve certain amendments to eOn’s amended and restated certificate of incorporation, each to take effect only upon consummation of the Merger, including:

(i) an increase in eOn’s authorized capital stock from 10 million shares of common stock, par value $0.005 per share, and 10 million shares of preferred stock, par value $0.001 per share to 100 million shares of common stock, par value $0.001 per share, and 10 million shares of preferred stock, par value $0.001 per share;

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☐ FOR	☐ AGAINST	☐ ABSTAIN

(ii) a change in eOn’s name from “eOn Communications Corporation” to “Inventergy Global, Inc.”;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(iii) a reverse stock split of eOn’s common stock such that each three to five shares of eOn’s common stock is reclassified into one share of eOn common stock, the exact ratio within the three-to-five range to be determined by the board of directors of eOn prior to the filing of the amendments to eOn’s certificate of incorporation and publicly announced by eOn;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(iv) reset the classes of directors following the Merger;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(v) add an indemnification provision;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(vi) add an exclusive forum provision;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(vii) add a provision regarding arrangements with creditors; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

 (viii) add a provision eliminating the effect of the Delaware business combination statute.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)    The Director Election Proposal—to consider and vote upon a proposal to elect six directors to serve as the eOn board of directors only upon consummation of the Merger, with each of Robert A. Gordon and Robb Knie to serve as Class I directors with terms expiring in 2015; W. Frank King and Marshall Phelps, Jr. to serve as Class II directors with terms expiring in 2016; and Joseph W. Beyers and Francis P. Barton to serve as Class III Directors with terms expiring in 2017, in each case or until a successor is elected and qualified;

Nominees:

Robert A. Gordon	☐ FOR	☐ WITHHOLD
Robb Knie	☐ FOR	☐ WITHHOLD
W. Frank King	☐ FOR	☐ WITHHOLD
Marshall Phelps, Jr.	☐ FOR	☐ WITHHOLD
Joseph W. Beyers	☐ FOR	☐ WITHHOLD
Francis P. Barton	☐ FOR	☐ WITHHOLD

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(6)    The Incentive Plan Proposal—to consider and vote upon a proposal to approve the adoption of the Inventergy Incentive Plan (the “Incentive Plan”) effective only upon consummation of the Merger, pursuant to which 7,210,890 shares of common stock (subject to adjustment for the Reverse Stock Split) will be reserved for issuance to directors, executive officers and other employees pursuant to the terms of the Incentive Plan; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)    The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals to be presented to stockholders for vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: _____________, 2014

INDIVIDUAL OR JOINT HOLDER:

Signature	Signature (if held jointly)

Print Name Here	Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Print Company Name Here

By:

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Its:
Print Title Here

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